Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InterCloud Systems, Inc.
Shrewsbury, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement of our report dated April 8, 2014, relating to the consolidated financial statements of InterCloud Systems, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York

June 27, 2014